                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 12, 2000, by and between Sync Research Inc., a Delaware corporation (the "COMPANY"), and Entrada Holdings LLC, a New York limited liability company (the "PURCHASER").

         WHEREAS, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, shares of the Company's Preferred Stock, par value $.001 per share (the "SHARES") with the rights, preferences and privileges as shown in the Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock attached as EXHIBIT A hereto (the "CERTIFICATE OF DESIGNATION"); and

         WHEREAS, the Company has agreed to effect the registration of the shares of Common Stock issuable on conversion of the Shares (the "REGISTRABLE SHARES") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Registration Rights Agreement of even date herewith by and between the Company and the Purchaser attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"); and

         WHEREAS, the sale of the Shares by the Company to the Purchaser will be effected in reliance upon an exemption from securities registration in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF THE SHARES.

       1.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the satisfaction of the conditions set forth herein, the Company agrees to sell at the Closing (as defined in paragraph 1.2 below), and the Purchaser agrees to purchase, Seven Hundred Thousand (700,000) Shares at a purchase price per Share equal to the average closing sale price of the Company's Common Stock as reported by the Nasdaq National Market for the ten trading days ending on April 28, 2000 (which the parties agree is $3.19375 per Share) or Two Million Two Hundred Thirty Five Thousand Six Hundred Twenty Five Dollars ($2,235,625) in the aggregate (the "PURCHASE PRICE").

       1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Shares hereunder (the "CLOSING") will be held simultaneously with the execution and delivery of this Agreement and will be deemed completed when this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and Purchaser (which delivery may be effected by facsimile transmission), and full payment of the Purchase Price has been made by the Purchaser by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Shares purchased by the Purchaser at the Closing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

       1.3 CERTAIN DEFINITIONS. When used herein, (A) "BUSINESS DAY" shall mean any day on which the New York Stock Exchange and commercial banks in the city of Los Angeles are open for business, (B) an "AFFILIATE" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "CONTROL" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing Date:

       2.1 AUTHORIZATION; ENFORCEABILITY. The Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Shares and to execute and deliver this Agreement. This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

       2.2 ACCREDITED INVESTOR; INVESTMENT INTENT. The Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Shares solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act or sales registered under the Securities Act; provided, however that in making such representation, the Purchaser does not agree to hold the Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Shares at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

       2.3 INFORMATION. The Company has provided the Purchaser with information regarding the business, operations and financial condition of the Company, and has granted to the Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Shares hereunder.

       2.4 LIMITATIONS ON DISPOSITION. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Shares and the Registrable Shares have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

       2.5 LEGEND. The Purchaser understands that the certificates representing the Shares and any Registrable Shares will bear at issuance a restrictive legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. The securities are subject to the provisions of a Stock Purchase Agreement dated May 12, 2000 between the Company and Entrada Holdings LLC with respect to voting."

        Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Registrable Shares is registered pursuant to an effective registration statement, (B) the Registrable Shares can be sold to the public pursuant to Rule 144 under the Securities Act ("Rule 144") and a registered broker dealer provides to the Company a customary broker's Rule 144 letter, or (C) the Registrable Shares are eligible for sale to the public, without limitation as to the amount of or manner in which the Registrable Shares may be sold, under Rule 144(k) or any successor provision, the Registrable Shares shall be issued without any legend or other restrictive language and, with respect to Registrable Shares upon which such legend is stamped, the Company shall issue new certificates without the first sentence of such legend to the holder upon request. In addition to the foregoing, in the event that the Shares are transferred to any transferee other than a member of the Purchaser, the Company will issue new certificates without the last sentence of such legend.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to the Purchaser and agrees with the Purchaser that, as of the date of this Agreement and as of the Closing Date, except as disclosed in a document (the "DISCLOSURE SCHEDULE") delivered to Purchaser prior to the Closing:

       3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. The term "subsidiaries" shall mean (i) Tylink Corporation and (ii) Sync Research Asia Pacific Limited, the only entities in which the Company has a voting equity interest of 50% or greater.


       3.2 AUTHORIZATION; CONSENTS. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments executed and delivered by or on behalf of the Company at any Closing (the instruments described in (i), (ii) and (iii) being collectively referred to herein as the "TRANSACTION DOCUMENTS") and to issue and sell the Shares to the Purchaser in accordance with the terms hereof. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization of the Certificate of Designation, and necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers, Inc. (the "NASD") or otherwise).

       3.3 ENFORCEMENT. The Transaction Documents and the Osicom Merger Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

       3.4 DISCLOSURE DOCUMENTS; AGREEMENTS; FINANCIAL STATEMENTS; OTHER INFORMATION. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) all Current Reports on Form 8-K required to be filed by the Company with the Commission since December 31, 1999 (collectively, the "DISCLOSURE DOCUMENTS"). The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed, and as of the Closing Date will conform, in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and such Disclosure Document did not, as of the date of such filing, and will not, as of the Closing Date, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that any information set forth in any Disclosure Document that is a forward-looking statement as defined in Rule 175(c) promulgated by the Commission under the Securities Act shall not be deemed to contain an untrue statement of material fact as long as such forward-looking statement was made with a reasonable basis and in good faith.

       3.5 CAPITALIZATION. The capitalization of the Company as of March 31, 2000, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth in the Disclosure Schedule. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed in the

Disclosure Schedule, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

       3.6 VALID ISSUANCE. The Shares and the Registrable Shares are duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement and the Certificate of Designation, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of the Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges of the holders of the Preferred Stock (and, upon the conversion of the Shares into Registrable Shares, the Common Stock) of the Company.

       3.7 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the other Transaction Documents, and consummation of the transactions contemplated hereby and thereby will not result in (a) a violation of any provision of the Certificate of Incorporation or by-laws of the Company or its subsidiaries, (b) a violation of any Law (as defined below) or any judgment, decree, order, regulation or rule of any court or other Governmental Entity (as defined in Section 5.1.8 hereof) applicable to the Company or its subsidiaries, or (c) any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision, instrument or contract to which the Company or any of its subsidiaries is a party or by which any of their assets are subject, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities. "LAW" shall mean any statute, ordinance, code, rule, regulation or order enacted, adopted, promulgated, applied or followed by any Governmental Entity.

       3.8    BREACH OF CONTRACT; LITIGATION.

                  3.8.1 The Company is not aware of any breaches in any agreement to which it is a party, which breach could have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  3.8.2 Except as described in the Disclosure Schedule, there is no material claim or litigation pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

       3.9 TRADING ON NASDAQ. The Common Stock is designated for quotation on the NASDAQ National Market and trading in the Common Stock on such market has not been suspended. The Company is in full compliance with the continued designation criteria of the NASDAQ National Market and does not reasonably anticipate that the Common Stock will be delisted from the NASDAQ National Market, whether by reason of the transactions contemplated by this Agreement or the other Transaction Documents and is not aware of any inquiry by or received any notice from the NASD regarding any failure or alleged failure by the Company to comply with such requirements which has not been favorably resolved prior to the date hereof.

       3.10 SOLICITATION. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act.

       3.11 REGISTRATION RIGHTS. No holders of the Company's Common Stock nor of any securities convertible or exchangeable into Common Stock nor of other rights to acquire Common Stock (except stock options under our stock plans) have any rights to require such Common Stock to be registered under the Securities Act, whether pursuant to a demand, piggyback or other type of registration right.

4.       COVENANTS OF THE COMPANY.

       4.1 CORPORATE EXISTENCE. The Company shall, so long as any Purchaser or any member of the Purchaser beneficially owns any of the Shares, maintain its corporate existence in good standing and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes.

       4.2 PROVISION OF INFORMATION. The Company shall provide the Purchaser, as long as the Purchaser holds any Shares, with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after the filing thereof with the Commission.

       4.3 REPORTING STATUS. As long as the Purchaser or any member of the Purchaser beneficially owns any Shares and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and (ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company agrees to file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the Registration Rights

Agreement, with this Agreement attached to such Form 8-K as an exhibit thereto, on or before the tenth (10th) day following the Closing Date in the form required by the Exchange Act.

       4.4 QUOTATION ON NASDAQ. The Company shall (i) promptly following the Closing, take such action as may be necessary to include the Shares for quotation on the NASDAQ National Market and (ii) use its best efforts to maintain the listing of the Shares on such market.

       4.5 BLUE SKY FILINGS. In connection with the sale of the Shares to the Purchaser, the Company will comply with, and make all filings required under, any state securities law to which the sale of the Shares hereunder is subject.

5.       CONDITIONS TO CLOSING.

       5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. The Purchaser's obligations at the Closing, including without limitation its obligation to purchase the Shares, are conditioned upon the fulfillment (or waiver by the Purchaser) of each of the following events as of the Closing Date:

                  5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

                  5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

                  5.1.3 the Company shall have delivered to the Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs 5.1.1, 5.1.2 and 5.1.7 have been fulfilled as of the Closing;

                  5.1.4 the Company shall have delivered to the Purchaser a certificate, signed by the Secretary of the Company, attaching a copy of the resolutions of the Board of Directors authorizing the transactions contemplated hereby, and certifying that such resolutions have not been modified or rescinded since the date of their adoption by the Company's Board of Directors;

                  5.1.5 the Company shall have delivered a binding instruction letter and opinion letter to the transfer agent, instructing the transfer agent to issue a stock certificate representing the Shares being purchased;

                  5.1.6 the Company shall have executed and delivered the Registration Rights Agreement;

                  5.1.7 except for the effects of the Company's lower than expected first quarter revenues, as disclosed in a press release on April 11, 2000, there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

                  5.1.8 there shall be no action or proceeding by or before any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") or NASD, pending or threatened, challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain damages from either party hereto in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement.

                  5.1.9 there shall be no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares in effect.

                  5.1.10 the Purchaser shall have received an opinion of the Company's counsel in form and substance as set forth on EXHIBIT B.

                  5.1.11 the Certificate of Designation shall be filed with the office of the Secretary of State of Delaware and shall be in effect as of the Closing.

                  5.1.12 the Company shall have delivered to counsel for the Purchaser a certificate from the Delaware Secretary of State of recent date stating that the Company is in good standing and has paid all of its franchise taxes and a bringdown letter stating that the Company continued to be in good standing with the State of Delaware as of the date of the Closing.

       5.2    CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The
Company's obligations at the Closing are conditioned upon the fulfillment (or waiver by the Company) of each of the following events as of the Closing Date:

                  5.2.1 the representations and warranties of the Purchaser shall be true and correct in all material respects as of such date as if made on such date; and

                  5.2.2 the Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before the Closing.

                  5.2.3 there shall be no action or proceeding by or before any Governmental Entity or NASD, pending or threatened, challenging or seeking to restrain or prohibit the purchase and sale of any of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain damages from either party hereto in connection with the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement.

                  5.2.4 there shall be no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order, enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares in effect.

                  5.2.5 pursuant to the Agreement and Plan of Merger by and among the Company, Merger Co, a Delaware corporation and wholly-owned subsidiary of the Company, Osicom Technologies, Inc., a Delaware corporation ("OSICOM") and Osicom Technologies, Inc., a New Jersey corporation ("OSICOM NEW JERSEY"), dated April 10, 2000 (the "OSICOM MERGER AGREEMENT") pursuant to which Merger Co will merge with and into Osicom and Osicom will become a wholly-owned subsidiary of the Company (the "OSICOM MERGER"), the Company shall have obtained the consent of Osicom to this Agreement and the transactions contemplated hereby, including the issuance of the Shares.

6.       ADDITIONAL COVENANTS

       6.1 COMMISSION. At the Closing, the Company shall pay to Andersen Weinroth Capital Corp., by certified check or wire transfer, a cash fee equal to five percent (5%) of the aggregate Purchase Price, which the parties agree equals One Hundred Eleven Thousand Seven Hundred Eighty-One Dollars and Twenty Five Cents ($111,781.25), in connection with the transactions contemplated by this Agreement.

       6.2 BOARD OF DIRECTORS SEAT. If the Osicom Merger has not closed on or before August 31, 2000, the Purchaser shall have the right, for so long as the Purchaser together with its members holds at least 350,000 shares of Series A Preferred Stock, to designate one member of the Board of Directors of the Company (and to fill the vacancy of such member in the event of the resignation, death or removal of such member). The nominee shall be required to complete a questionnaire in the same form as has been executed by all other directors of the Company. Subject to the approval of the existing directors upon review of such questionnaire and any other relevant information, such approval not to be unreasonably withheld, the existing directors will elect such nominee to the Board of Directors, and the Company shall include such designee in its proposed slate of directors for each subsequent annual meeting of stockholders, and such individual shall receive the same compensation as each other non-employee director of the Company.

       6.3 CONDUCT OF BUSINESS BY THE COMPANY. The Company covenants that, except (i) as otherwise expressly contemplated by this Agreement or the Osicom Merger Agreement or (ii) as consented to by the Purchaser, from and after the date of this Agreement and until the earlier of: (A) the closing of the Osicom Merger, or (B) August 31, 2000, the Company shall, and shall cause each of its subsidiaries to:

        (a) use all reasonable efforts consistent with good business judgment to (i) preserve intact the present business organization of the Company and its subsidiaries and pay payables and collect receivables in a manner consistent with past practice and otherwise operate the Company and its subsidiaries in the ordinary and regular course of business consistent with past practice; (ii) maintain the Company's and its subsidiaries' books and records in accordance with past practices; (iii) keep available the services of the Company's and its subsidiaries' officers and employees; and (iv) maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers and others having material business relationships with the Company and its subsidiaries;

         (b) notify the Purchaser of any change in the normal course of business or operations of the Company or its subsidiaries and of any governmental complaints, investigations or hearings of which the Company or its subsidiaries is notified (or communications received by the Company or its subsidiaries indicating that the same may be contemplated), or the institution or settlement of litigation or any claim, in each case involving the Company or its subsidiaries, and to keep Purchaser informed of such events;

         (c) comply in all material respects with all applicable laws, including, without limitation, applicable environmental laws.

         (d) not

                  (i) cause to be issued or sold any shares of capital stock or debt or equity securities of the Corporation or its subsidiaries, except for (A) shares issued on the exercise of stock options or (B) the shares to be issued in connection with the Osicom Merger;

                  (ii) issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect to the issuance of any shares of capital stock or debt or equity securities of the Corporation or its subsidiaries, except in the ordinary course of business pursuant to the Company's stock plans;

                  (iii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any shares of capital stock of the Corporation or its subsidiaries;

                  (iv) declare, set aside or pay any dividend or other distribution;

                  (v) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any securities, other than pursuant to the Corporation's stock plans and agreements in accordance with their terms as in effect on the date hereof;

                  (vi) permit or allow the Corporation or its subsidiaries to borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money, except in an aggregate amount not in excess of $2.1 million;

                  (vii) subject any of the assets of the Corporation or any of its subsidiaries (real, personal or mixed, tangible or intangible) to any encumbrance or otherwise permit or allow the sale, lease, transfer or disposition of any assets of the Corporation or its subsidiaries (real, personal or mixed, tangible or intangible), other than in the ordinary course of business and consistent with past practice;

                  (viii) assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation;

                  (ix)     enter into any new material line of business;

                  (x)      enter into any collective bargaining agreements;

                  (xi) increase the compensation or fringe benefits of any of the officers or directors of the Corporation or any of its subsidiaries or, other than in accordance with past practice, effect any material general increase in the compensation or fringe benefits of the employees of the Corporation or any of its subsidiaries or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan or agreement to any such officers or employees, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue contributions to, any pension plan or any other employee benefit plan;

                  (xii) amend the certificate of incorporation, the Certificate of Designation or by-laws of the Corporation or any of its subsidiaries; or

                  (xiii) agree to do any of the foregoing.

         6.4 CONDUCT OF BUSINESS BY THE COMPANY AFTER AUGUST 31, 2000. The Company covenants that in the event the Osicom Merger has not closed on or before August 31, 2000, except (i) as otherwise expressly contemplated by this Agreement, or (ii) as consented to by the Purchaser, from and after August 31, 2000 and until the earlier of: (A) the closing of the Osicom Merger, or (B) the date on which less than 350,000 shares of Series A Preferred Stock are outstanding, the Company shall:

         (a) notify the Purchaser of any change in the normal course of business or operations of the Company or its subsidiaries and of any governmental complaints, investigations or hearings of which the Company or its subsidiaries is notified (or communications received by the Company or its subsidiaries indicating that the same may be contemplated), or the institution or settlement of litigation or any claim, in each case involving the Company or its subsidiaries, and to keep Purchaser informed of such events;

         (b) comply in all material respects with all applicable laws, including, without limitation, applicable environmental laws.

         (c)      not

                  (i) cause to be issued or sold any shares of capital stock or debt or equity securities of the Company or its subsidiaries, except for (A) shares issued on the exercise of stock options, (B) the shares to be issued in connection with the Osicom Merger, or (C) the issuance of shares or securities exercisable for or convertible into shares in one or a series of transactions and in an aggregate number of shares not in excess of ten percent (10%) of the outstanding shares of capital stock (as measured on the date of such issuance) in any twelve month period (excluding the Shares issued hereunder in the calculation of any such ten percent limit, but including the Shares issued hereunder in the calculation of shares outstanding on such date of issuance), PROVIDED HOWEVER that none of such shares shall rank pari passu with or senior to the Shares in terms of voting, dividends, conversion or upon liquidation.

                  (ii) issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect to the issuance of any shares of capital stock or debt or equity securities of the Corporation or its subsidiaries, except in the ordinary course of business pursuant to the Company's stock plans.

                  (iii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any shares of capital stock of the Corporation or its subsidiaries.

                  (iv) declare, set aside or pay any dividend or other distribution.

                  (v) permit or allow the Corporation or its subsidiaries to borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money, other than in an aggregate amount not in excess of $2.1 million.

                  (vi) assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation other than in the ordinary course of business and consistent with past practice.

                  (vii) amend the certificate of incorporation, the Certificate of Designation or by-laws of the Corporation or any of its subsidiaries in a manner adverse to the holders of Series A Preferred Stock; or

                  (viii) agree to do any of the foregoing.

       6.5 BEST EFFORTS. The Company shall use its best efforts to perform its obligations under the Osicom Merger Agreement.

       6.6      INDEMNIFICATION.

       (a) The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates (as defined below), and the successors and assigns of all of them, from, against and in respect of any and all Losses (as defined below) resulting from, incurred in connection with or arising out of the purchase and ownership by the Purchaser of the Shares and the Registrable Shares. The party or parties being indemnified are referred to herein as the "INDEMNITEE" and the Company is referred to herein as the "INDEMNITOR." The term "AFFILIATE" or "AFFILIATED" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Purchaser. The term "LOSS" or "LOSSES" shall mean any and all legal fees and related expenses reasonably incurred by such Indemnitee in connection with the defense of or any proceeding with respect to any claims, whether accrued, contingent or otherwise, resulting from or arising out of the purchase and ownership by the Purchaser of the Shares and the Registrable Shares and in which Indemnitee is named as a defendant, provided however that "LOSS" and "LOSSES" shall not mean any judgments, damages or amounts paid in settlement of any claim.

         (b) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof in the manner provided herein, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder unless such failure materially prejudices Indemnitor's ability to coordinate the defense of any such claim. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a "NOTICE") to the Indemnitor stating the nature and basis of such claim in reasonable detail, which Notice shall be given within 30 days of the filing of the proceeding in which Indemnitee is named as a defendant, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee, unless such failure materially prejudices Indemnitor's ability to coordinate the defense of such claim.

         (c) The Losses in respect of such claims shall be borne and paid by the Indemnitor, and the Indemnitor shall pay the Indemnitee, in immediately available funds, as such Losses are incurred, as evidenced by itemized bills for Losses to such Indemnitee. The parties agree to cooperate fully with one another in connection with the defense of any such claims.

         (d) The remedies provided for in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

         (e) The provisions of this Section 6.6 shall survive the Closing.

7.       MISCELLANEOUS.

         7.1 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

         7.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignors any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, (i) the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement
(including but not limited to the Purchaser's obligations under Section 6.1) in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto and
(ii) the Board of Directors of the Company reasonably deems that the proposed transferee is not a competitor of the Company. The Company may not assign its rights or obligations under this Agreement.

         7.3 NO RELIANCE. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

         7.4 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of California without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         7.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         7.6 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.7 NOTICES. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., California time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

         If to the Purchaser:

                  Entrada Holdings, LLC
                  c/o Andersen Weinroth Capital Corp.
                  1330 Avenue of the Americas
                  36th Floor
                  New York, New York 10019
                  Attn:  Rohit Phansalkar
                  Tel: (212) 842-1606
                  Fax: (212) 842-1540

         With a copy to:

                  Swidler Berlin Shereff Friedman, LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, NY  10174
                  Attn:  Jeffry S. Hoffman
                  Tel:  212-891-9260
                  Fax:  212-891-9255

         If to the Company:

                  Sync Research, Inc.
                  40 Parker
                  Irvine, CA 92618
                  Attn: Chief Executive Officer
                  Tel: 949-588-2070
                  Fax: 949-460-4481

         with a copy to:

                  Venture Law Group
                  2775 Sand Hill Road
                  Menlo Park, CA 94025
                  Attn:  Mark A. Medearis

                  Tel: 650-854-4488
                  Fax: 650-233-8386

         7.8 EXPENSES. The Company and the Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Purchaser for legitimate and itemized legal fees and expenses incurred by it in connection with its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents in an amount not to exceed Thirty Thousand Dollars ($30,000).

         7.9 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Purchaser and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

         7.10 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction, other than the commission that is payable by the Company to Andersen Weinroth Capital Corp. pursuant to Section 6.1. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.


                                      -16

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.



ENTRADA HOLDINGS LLC                         SYNC RESEARCH INC.




By: /s/ R. Phansalkar                        By: /s/ William K. Guerry
   ----------------------------                 -----------------------------
Name:  Rohit Phansalkar                      Name: William K. Guerry
Title: Manager                               Title:   Chief Executive Officer
      ----------------------
ANDERSEN WEINROTH CAPITAL CORP.



By:  /s/ E. Alan Brumberger
   -------------------------------
Name:  E. Alan Brumberger
Title: President
      ------------------------



                                     -17-